UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	November 6, 2008
(Date of earliest event reported):	November 6, 2008

FULTON FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 4887, One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	717-291-2411
Former name or former address, if changed since last Report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.     Other Events.

On November 6, 2008, Fulton Financial Corporation (“Fulton”) filed an application with the U.S. Department of the Treasury (“Treasury”) to participate in the voluntary Capital Purchase Program (“CPP”). Fulton has applied to participate up to the maximum allowable amount of 3% of risk-weighted assets, or approximately $375 million.

While Fulton is well capitalized, once approved and subject to the CPP standardized terms announced by Treasury, the additional capital from CPP would further strengthen Fulton’s capital position. Treasury initiated CPP under authority provided in the Emergency Economic Stabilization Act of 2008 (“EESA”). CPP is designed to attract broad participation by healthy institutions, to stabilize the financial system and increase lending for the benefit of the U.S. economy and the American people. Additional information about EESA and CPP is available on the Treasury web site at www.treas.gov/initiatives/eesa.

The information contained in this Current Report on Form 8-K is being furnished to, and shall not be deemed “filed” with, the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2008	FULTON FINANCIAL CORPORATION By: /s/ Charles J. Nugent Charles J. Nugent, Senior Executive Vice President and Chief Financial Officer

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